EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	April 21, 2014
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.41
PER DILUTED COMMON SHARE FOR FIRST QUARTER 2014

SALT LAKE CITY, April 21, 2014 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported first quarter net earnings applicable to common shareholders of $76.2 million, or $0.41 per diluted common share, compared to a loss of $(59.4) million, or $(0.32) per diluted share for the fourth quarter of 2013, and earnings of $88.3 million, or $0.48 per diluted share for the first quarter of 2013. The Company’s loss in the fourth quarter of 2013 included $137 million after-tax, or $0.74 per diluted share, of impairment charges on collateralized debt obligation (“CDO”) securities and debt extinguishment costs.

First Quarter 2014 Highlights

•
Sales and paydowns of nearly $1 billion, or 45% of the par amount of CDO securities in the first quarter of 2014, resulted in net pretax gains of approximately $31 million, or $0.10 per diluted share after-tax. The sales were made as a result of the Volcker Rule, as modified, and the Company’s efforts to reduce risk in its CDO portfolio.

•
Loans and leases held for investment increased $155 million this quarter ($220 million excluding FDIC-supported loans) compared to the prior quarter, to $39.2 billion at March 31, 2014. Average loans and leases increased $501 million this quarter ($545 million excluding FDIC supported loans).

•
Net interest income decreased to $416 million this quarter from $432 million in the prior quarter; the change is primarily the result of a decline in income from FDIC-supported loans and of two fewer days in the quarter. The net interest margin decreased slightly to 3.31% from 3.33%.

•
Credit quality remained strong as gross loan and lease charge-offs were $20.8 million, the lowest level since 2007, and net loan and lease charge-offs were 0.08% annualized of average loans and leases.

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ZIONS BANCORPORATION
Press Release – Page 2
April 21, 2014

•
Tangible book value per common share improved by approximately 3% compared to the prior quarter, increasing to $24.53 from $23.88; compared to the year-ago period, tangible book value per common share improved by approximately 13%, a significant portion of which is attributable to the sales of CDOs and improvement in their fair values.

“We are pleased with the successful reduction in our CDO securities portfolio, which improved the Company’s risk profile while also improving both its tangible and Tier 1 common equity levels, as many of these securities had high risk weightings and were sold at prices above the values recorded at December 31, 2013,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “After a strong fourth quarter, our first quarter loan growth was somewhat slower; however, our capital levels continue to improve and we are optimistic as we look at the underlying economic strength within our footprint.”

Loans
Loans and leases held for investment increased $155 million on a net basis, or 0.4%, ($220 million or 0.6% excluding FDIC-supported loans) to $39.2 billion at March 31, 2014 from $39.0 billion at December 31, 2013. Increases of approximately $321 million were predominantly in commercial real estate loans, primarily in California and Texas, and 1-4 family residential loans, primarily in Texas and Utah. These increases were partially offset by decreases of approximately $166 million, primarily in commercial owner occupied and FDIC-supported loans.

Average loans and leases increased $501 million, or 1.3%, ($545 million or 1.4% excluding FDIC-supported loans) to $39.1 billion during the first quarter of 2014, compared to $38.6 billion during the fourth quarter of 2013. Unfunded lending commitments increased by approximately $0.3 billion during the first quarter of 2014 to $17.5 billion at March 31, 2014, compared to a $0.6 billion increase during the fourth quarter of 2013.

Deposits
Total deposits increased $170 million to $46.5 billion at March 31, 2014, compared to $46.4 billion at December 31, 2013. Average total deposits for the first quarter of 2014 decreased $0.5 billion, or 1%, to $45.8 billion, compared to $46.3 billion for the fourth quarter of 2013. The ratio of average loans to average deposits was 85.5% for the first quarter of 2014, compared to 83.5% for the fourth quarter of 2013.

Shareholders’ Equity
Preferred stock dividends were $25 million in the first quarter of 2014, compared to $18 million in the fourth quarter of 2013. The increase was due to the phase-in of semiannual dividend accruals on a newly issued series of preferred stock. Subsequent quarterly preferred stock dividends for 2014 and 2015 are expected to average approximately $16 million.

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ZIONS BANCORPORATION
Press Release – Page 3
April 21, 2014

The estimated Tier 1 common equity ratio was 10.53% at March 31, 2014, compared to 10.18% at December 31, 2013.
CDO Investment Securities
During the first quarter of 2014, the Company recorded a total of $993 million par amount of sales and paydowns of CDO securities, thereby reducing the exposure by 45% compared to the par value recorded at December 31, 2013. The sales included those previously announced on February 12, 2014 of $631 million par amount of CDO securities resulting in first quarter pretax gains of $65 million. These securities had been identified for sale as of December 31, 2013 and their amortized cost was adjusted to fair value as of that date.
Late in the first quarter, the Company sold an additional $301 million par amount of primarily insurance CDOs. These sales resulted in net realized pretax losses of $39 million, a substantial improvement compared to the $65 million of unrealized losses recorded on these securities at December 31, 2013, reflecting further price improvement during the first quarter. Accordingly, the sales were accretive to tangible common equity.
Total sales proceeds of CDO securities in the first quarter were $607 million and, together with approximately $5 million of gains on paydowns, resulted in net gains of $31 million. Interest income recognized during the first quarter of 2014 on the securities sold or paid down was approximately $2 million.
The following table provides selected information on the CDOs, stratified into performing tranches without credit impairment and nonperforming tranches at March 31, 2014:

	March 31, 2014
					Net unrealized losses recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	23	$655	$590	$486	$(104)	5.3%	74%
Insurance CDOs	2	50	48	46	(2)	2.2%	92%
Other CDOs	—	—	—	—	—	—%	—%
Total performing CDOs	25	705	638	532	(106)	5.1%	75%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	18	382	291	200	(91)	5.5%	52%
CDOs credit impaired during last 12 months	7	145	59	42	(17)	5.5%	29%
Total nonperforming CDOs	25	527	350	242	(108)	5.5%	46%

Total CDOs	50	$1,232	$988	$774	$(214)	5.3%	63%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI; the majority are predominantly bank CDOs.

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ZIONS BANCORPORATION
Press Release – Page 4
April 21, 2014

The following table shows changes in selected information on the CDOs from December 31, 2013 to March 31, 2014, primarily reflecting the impact of the first quarter sales and paydowns previously discussed:

	Change from December 31, 2013 to March 31, 2014
					Decrease (increase) in net unrealized losses recognized in AOCI	Weighted average discount rate	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	—	$(32)	$(27)	$(13)	$14	(0.3)%	1%
Insurance CDOs	(20)	(383)	(365)	(300)	65	(2.7)%	12%
Other CDOs	(3)	(43)	(26)	(26)	—	nm	nm
Total performing CDOs	(23)	(458)	(418)	(339)	79	(0.4)%	—%

Nonperforming CDOs
CDOs credit impaired prior to last 12 months	(14)	(232)	(78)	(85)	(7)	(1.5)%	6%
CDOs credit impaired during last 12 months	(16)	(303)	(128)	(105)	23	(1.0)%	(4)%
Total nonperforming CDOs	(30)	(535)	(206)	(190)	16	(1.3)%	5%

Total CDOs	(53)	$(993)	$(624)	$(529)	$95	(0.8)%	4%

The improvement in the Company’s accumulated other comprehensive income (“AOCI”) during the first quarter is primarily attributable to the previously mentioned sales of CDO securities and to fair value price increases in remaining CDO securities.

Due to the significant decrease in its CDO portfolio, the Company has given notice effective April 28, 2014 to cancel the Total Return Swap (“TRS”) described in detail in the 2013 Annual Report on Form 10-K. The Company expects to record less than $0.5 million in expense for the TRS during the second quarter of 2014 beyond that already accrued, following which the expense will be zero. At March 31, 2014, the TRS reduced risk-weighted assets by approximately $1.1 billion.

Net Interest Income
Net interest income decreased to $416 million for the first quarter of 2014, compared to $432 million for the fourth quarter of 2013. The decrease is primarily the result of lower interest income of approximately $10 million on FDIC-supported loans and of two fewer days in the first quarter compared to the fourth quarter. Lower yields on new loans pressured net interest income, but were partially offset by lower long-term debt costs from the Company’s previous refinancing activities. The net interest margin decreased slightly to 3.31% in the first quarter of 2014, compared to 3.33% in the fourth quarter of 2013.

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ZIONS BANCORPORATION
Press Release – Page 5
April 21, 2014

Noninterest Income
Noninterest income for the first quarter of 2014 was $138 million, compared to a loss of $(31) million for the fourth quarter of 2013. The increase this quarter was primarily due to other-than-temporary impairment (“OTTI”) recognized on CDO securities in the prior quarter, and to net gains on sales and paydowns of CDO securities.

Noninterest Expense
Noninterest expense for the first quarter of 2014 was $398 million compared to $495 million for the fourth quarter of 2013. Changes this quarter compared to the previous quarter were due primarily to (1) the debt extinguishment cost of $79.9 million recognized in the fourth quarter; (2) the decrease in professional and legal services to $11.0 million this quarter from $23.9 million in the fourth quarter, due to increased consulting expenses in the fourth quarter largely related to the Company’s CCAR submission; and (3) the increase in salaries and employee benefits, due primarily to increased FTE count, payroll taxes and variable compensation accruals.

Asset Quality
Credit quality remained stable and strong as nonperforming lending-related assets declined to $441 million at March 31, 2014 from $453 million at December 31, 2013, offset by a slight increase of 4.50% in the level of classified loans. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 1.12% at March 31, 2014, compared to 1.15% at December 31, 2013.

Gross loan and lease charge-offs were $20.8 million during the first quarter of 2014, compared to $37.4 million in the fourth quarter of 2013. The first quarter of 2014 amount is the lowest level since 2007. Net loan and lease charge-offs were $8 million in the first quarter of 2014, compared to $19 million in the fourth quarter of 2013.

The negative provision for loan losses was approximately $1 million for the first quarter of 2014, compared to a negative provision of $31 million for the fourth quarter of 2013. The allowance for credit losses was $826 million, or 2.11% of loans and leases at March 31, 2014, compared to $836 million, or 2.14% of loans and leases at December 31, 2013.

Annual Shareholders’ Meeting
The Company’s Annual Shareholders’ Meeting will be held Friday, May 30, 2014 at 1:00 p.m. at the Company’s headquarters, One South Main Street, Salt Lake City, Utah, in the Founders Room, 18th Floor.

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ZIONS BANCORPORATION
Press Release – Page 6
April 21, 2014

Conference Call
Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 21, 2014). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 22015506, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 475 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services, and received 12 “Excellence” awards by Greenwich Associates for the 2013 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 7
April 21, 2014

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
PER COMMON SHARE
Dividends	$0.04	$0.04	$0.04	$0.04	$0.01
Book value per common share [1]	30.19	29.57	28.87	27.82	27.43
Tangible book value per common share [1]	24.53	23.88	23.16	22.09	21.67

SELECTED RATIOS
Return on average assets	0.74%	(0.30)%	0.80%	0.61%	0.83%
Return on average common equity	5.52%	(4.51)%	16.03%	4.35%	7.18%
Tangible return on average tangible common equity	6.96%	(5.45)%	20.34%	5.73%	9.37%
Net interest margin	3.31%	3.33%	3.22%	3.44%	3.44%

Capital Ratios
Tangible common equity ratio [1]	8.24%	8.02%	7.90%	7.57%	7.53%
Tangible equity ratio [1]	10.06%	9.85%	9.75%	10.78%	9.97%
Average equity to average assets	11.90%	11.20%	12.39%	12.11%	11.54%

Risk-Based Capital Ratios [1,2]
Tier 1 common equity	10.53%	10.18%	10.47%	10.03%	10.07%
Tier 1 leverage	10.71%	10.48%	10.63%	11.75%	11.55%
Tier 1 risk-based capital	13.16%	12.77%	13.10%	14.30%	14.08%
Total risk-based capital	15.07%	14.67%	14.82%	15.94%	15.75%

Taxable-equivalent net interest income	$420,305	$435,714	$419,236	$434,579	$422,252

Weighted average common and common-equivalent shares outstanding	185,122,844	184,208,544	184,742,414	184,061,623	183,655,129
Common shares outstanding [1]	184,895,182	184,677,696	184,600,005	184,436,656	184,246,471

1 At period end.
2 Ratios for March 31, 2014 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 8
April 21, 2014

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,341,319	$1,175,083	$1,365,082	$1,183,097	$928,817
Money market investments:
Interest-bearing deposits	8,157,837	8,175,048	8,180,639	8,180,010	5,785,268
Federal funds sold and security resell agreements	379,947	282,248	209,070	221,799	2,340,177
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $635,379, $609,547, $727,908, $734,292, and $684,668)	606,279	588,981	777,849	783,371	736,158
Available-for-sale, at fair value	3,423,205	3,701,886	3,333,889	3,193,395	3,287,844
Trading account, at fair value	56,172	34,559	38,278	26,385	28,301
	4,085,656	4,325,426	4,150,016	4,003,151	4,052,303

Loans held for sale	126,344	171,328	114,810	164,619	161,559

Loans and leases, net of unearned income and fees	39,198,136	39,043,365	38,272,730	38,187,945	37,762,419
Less allowance for loan losses	736,953	746,291	797,523	813,912	841,781
Loans, net of allowance	38,461,183	38,297,074	37,475,207	37,374,033	36,920,638

Other noninterest-bearing investments	848,775	855,642	851,349	852,939	855,388
Premises and equipment, net	785,519	726,372	720,365	717,299	706,746
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	33,562	36,444	39,667	43,239	47,000
Other real estate owned	39,248	46,105	66,381	80,789	89,904
Other assets	807,325	926,228	1,001,597	1,069,436	1,208,635
	$56,080,844	$56,031,127	$55,188,312	$54,904,540	$54,110,564

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$19,257,889	$18,758,753	$18,566,137	$17,803,950	$17,311,150
Interest-bearing:
Savings and money market	23,097,351	23,029,928	22,806,132	22,887,404	22,760,397
Time	2,528,735	2,593,038	2,689,688	2,810,431	2,889,903
Foreign	1,648,111	1,980,161	1,607,409	1,514,270	1,528,745
	46,532,086	46,361,880	45,669,366	45,016,055	44,490,195

Federal funds and other short-term borrowings	279,837	340,348	273,774	256,615	326,769
Long-term debt	2,158,701	2,273,575	2,304,301	2,173,176	2,352,569
Reserve for unfunded lending commitments	88,693	89,705	84,147	104,082	100,455
Other liabilities	435,311	501,056	523,915	494,280	489,923
Total liabilities	49,494,628	49,566,564	48,855,503	48,044,208	47,759,911

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,003,970	1,003,970	1,003,970	1,728,659	1,301,289
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 184,895,182, 184,677,696, 184,600,005, 184,436,656, and 184,246,471 shares	4,185,513	4,179,024	4,172,887	4,167,828	4,170,888
Retained earnings	1,542,195	1,473,670	1,540,455	1,338,401	1,290,131
Accumulated other comprehensive income (loss)	(145,462)	(192,101)	(384,503)	(374,556)	(406,903)
Controlling interest shareholders’ equity	6,586,216	6,464,563	6,332,809	6,860,332	6,355,405
Noncontrolling interests	—	—	—	—	(4,752)
Total shareholders’ equity	6,586,216	6,464,563	6,332,809	6,860,332	6,350,653
	$56,080,844	$56,031,127	$55,188,312	$54,904,540	$54,110,564

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ZIONS BANCORPORATION
Press Release – Page 9
April 21, 2014

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income:
Interest and fees on loans	$434,344	$458,493	$442,366	$460,308	$453,433
Interest on money market investments	5,130	5,985	6,175	5,764	5,439
Interest on securities	28,094	25,539	24,866	27,161	25,876
Total interest income	467,568	490,017	473,407	493,233	484,748

Interest expense:
Interest on deposits	12,779	13,622	14,506	15,143	15,642
Interest on short- and long-term borrowings	38,324	44,360	43,380	47,433	50,991
Total interest expense	51,103	57,982	57,886	62,576	66,633

Net interest income	416,465	432,035	415,521	430,657	418,115
Provision for loan losses	(610)	(30,538)	(5,573)	(21,990)	(29,035)
Net interest income after provision for loan losses	417,075	462,573	421,094	452,647	447,150

Noninterest income:
Service charges and fees on deposit accounts	42,594	43,729	44,701	44,329	43,580
Other service charges, commissions and fees	43,519	46,877	45,977	45,888	42,731
Wealth management income	7,077	8,067	7,120	7,732	6,994
Capital markets and foreign exchange	5,000	6,516	7,309	6,740	7,486
Dividends and other investment income	7,864	9,898	12,101	11,339	12,724
Loan sales and servicing income	6,474	5,155	8,464	10,723	10,951
Fair value and nonhedge derivative loss	(8,539)	(5,347)	(4,403)	(2,957)	(5,445)
Equity securities gains, net	912	314	3,165	2,209	2,832
Fixed income securities gains (losses), net	30,914	(6,624)	1,580	(1,153)	3,299
Impairment losses on investment securities:
Impairment losses on investment securities	(27)	(141,733)	(10,470)	(4,910)	(31,493)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	—	—	1,403	693	21,376
Net impairment losses on investment securities	(27)	(141,733)	(9,067)	(4,217)	(10,117)
Other	2,531	1,998	5,243	4,515	6,184
Total noninterest income (loss)	138,319	(31,150)	122,190	125,148	121,219

Noninterest expense:
Salaries and employee benefits	233,406	226,616	229,185	227,328	229,789
Occupancy, net	28,305	28,733	28,230	27,951	27,389
Furniture, equipment and software	27,944	27,450	26,560	26,545	26,074
Other real estate expense	1,607	(1,024)	(831)	1,590	1,977
Credit related expense	6,906	6,509	7,265	9,397	10,482
Provision for unfunded lending commitments	(1,012)	5,558	(19,935)	3,627	(6,354)
Professional and legal services	10,995	23,886	16,462	17,149	10,471
Advertising	6,398	5,571	6,091	5,807	5,893
FDIC premiums	7,922	8,789	9,395	10,124	9,711
Amortization of core deposit and other intangibles	2,882	3,224	3,570	3,762	3,819
Debt extinguishment cost	—	79,910	—	40,282	—
Other	72,710	79,528	64,671	78,116	78,097
Total noninterest expense	398,063	494,750	370,663	451,678	397,348

Income (loss) before income taxes	157,331	(63,327)	172,621	126,117	171,021
Income taxes (benefit)	56,121	(21,855)	61,107	43,091	60,634
Net income (loss)	101,210	(41,472)	111,514	83,026	110,387
Net loss applicable to noncontrolling interests	—	—	—	—	(336)
Net income (loss) applicable to controlling interest	101,210	(41,472)	111,514	83,026	110,723
Preferred stock dividends	(25,020)	(17,965)	(27,507)	(27,641)	(22,399)
Preferred stock redemption	—	—	125,700	—	—
Net earnings (loss) applicable to common shareholders	$76,190	$(59,437)	$209,707	$55,385	$88,324

Weighted average common shares outstanding during the period:
Basic shares	184,440	184,209	184,112	183,647	183.396
Diluted shares	185,123	184,209	184,742	184,062	183,655

Net earnings (loss) per common share:
Basic	$0.41	$(0.32)	$1.13	$0.30	$0.48
Diluted	0.41	(0.32)	1.12	0.30	0.48

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ZIONS BANCORPORATION
Press Release – Page 10
April 21, 2014

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Commercial:
Commercial and industrial	$12,512	$12,481	$11,904	$11,899	$11,504
Leasing	389	388	375	388	390
Owner occupied	7,348	7,437	7,379	7,394	7,501
Municipal	482	449	449	454	484
Total commercial	20,731	20,755	20,107	20,135	19,879

Commercial real estate:
Construction and land development	2,264	2,183	2,240	2,191	2,039
Term	8,080	8,006	7,929	7,971	8,012
Total commercial real estate	10,344	10,189	10,169	10,162	10,051

Consumer:
Home equity credit line	2,165	2,133	2,124	2,124	2,125
1-4 family residential	4,796	4,737	4,637	4,486	4,408
Construction and other consumer real estate	330	325	321	322	320
Bankcard and other revolving plans	361	356	332	315	293
Other	186	198	208	212	208
Total consumer	7,838	7,749	7,622	7,459	7,354

FDIC-supported loans [1]	285	350	375	432	478
Total loans	$39,198	$39,043	$38,273	$38,188	$37,762
1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported loans	$18,453	$28,502	$15,018	$28,424	$18,977
FDIC indemnification asset	(15,972)	(19,934)	(12,965)	(21,845)	(20,288)

Balance at end of period:
FDIC-supported loans (included in loans and leases)	285,313	350,271	374,861	431,935	477,725
FDIC indemnification asset (included in other assets)	13,184	26,411	41,771	51,297	71,100

	Three Months Ended
(In thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Statement of income:

Interest income:
Interest and fees on loans	$18,453	$28,502	$15,018	$28,424	$18,977

Noninterest expense:
Other noninterest expense	15,972	19,934	12,965	21,845	20,288
Net increase (decrease) in pretax income	$2,481	$8,568	$2,053	$6,579	$(1,311)

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ZIONS BANCORPORATION
Press Release – Page 11
April 21, 2014

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Nonaccrual loans	$397,549	$402,219	$466,795	$515,708	$589,221
Other real estate owned	37,841	42,817	58,295	70,031	80,701
Nonperforming lending-related assets, excluding FDIC-supported assets	435,390	445,036	525,090	585,739	669,922

FDIC-supported nonaccrual loans	4,117	4,394	4,744	5,256	4,927
FDIC-supported other real estate owned	1,407	3,288	8,086	10,758	9,203
FDIC-supported nonperforming lending-related assets	5,524	7,682	12,830	16,014	14,130
Total nonperforming lending-related assets	$440,914	$452,718	$537,920	$601,753	$684,052

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	1.12%	1.15%	1.40%	1.57%	1.80%

Accruing loans past due 90 days or more, excluding FDIC-supported loans	$6,661	$9,957	$9,398	$10,685	$12,708
Accruing FDIC-supported loans past due 90 days or more	31,529	30,391	22,450	33,410	47,208
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.10%	0.10%	0.08%	0.11%	0.16%

Nonaccrual loans and accruing loans past due 90 days or more	$439,856	$446,961	$503,387	$565,059	$654,064
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	1.12%	1.14%	1.31%	1.47%	1.72%

Accruing loans past due 30 - 89 days, excluding FDIC-supported loans	$110,566	$104,760	$85,128	$103,075	$155,896
Accruing FDIC-supported loans past due 30 - 89 days	3,839	11,752	10,983	6,522	11,571

Restructured loans included in nonaccrual loans	130,534	136,135	166,573	162,496	193,975
Restructured loans on accrual	318,511	345,299	384,793	385,428	416,181

Classified loans, excluding FDIC-supported loans	1,295,976	1,240,148	1,432,806	1,639,206	1,737,178

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 12
April 21, 2014

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Allowance for Loan Losses
Balance at beginning of period	$746,291	$797,523	$813,912	$841,781	$896,087
Add:
Provision for losses	(610)	(30,538)	(5,573)	(21,990)	(29,035)
Adjustment for FDIC-supported loans	(817)	(1,481)	(2,118)	(209)	(7,429)
Deduct:
Gross loan and lease charge-offs	(20,795)	(37,405)	(22,826)	(35,099)	(35,467)
Recoveries	12,884	18,192	14,128	29,429	17,625
Net loan and lease charge-offs	(7,911)	(19,213)	(8,698)	(5,670)	(17,842)
Balance at end of period	$736,953	$746,291	$797,523	$813,912	$841,781

Ratio of allowance for loan losses to loans and leases, at period end	1.88%	1.91%	2.08%	2.13%	2.23%

Ratio of allowance for loan losses to nonperforming loans, at period end	183.47%	183.54%	169.13%	156.23%	141.68%

Annualized ratio of net loan and lease charge-offs to average loans	0.08%	0.20%	0.09%	0.06%	0.19%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$89,705	$84,147	$104,082	$100,455	$106,809
Provision charged (credited) to earnings	(1,012)	5,558	(19,935)	3,627	(6,354)
Balance at end of period	$88,693	$89,705	$84,147	$104,082	$100,455

Total Allowance for Credit Losses
Allowance for loan losses	$736,953	$746,291	$797,523	$813,912	$841,781
Reserve for unfunded lending commitments	88,693	89,705	84,147	104,082	100,455
Total allowance for credit losses	$825,646	$835,996	$881,670	$917,994	$942,236

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	2.11%	2.14%	2.30%	2.40%	2.50%

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ZIONS BANCORPORATION
Press Release – Page 13
April 21, 2014

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Commercial:
Commercial and industrial	$109	$98	$100	$94	$100
Leasing	1	1	1	1	1
Owner occupied	127	136	158	186	195
Municipal	10	10	10	9	9
Total commercial	247	245	269	290	305

Commercial real estate:
Construction and land development	29	29	65	70	93
Term	59	60	61	71	102
Total commercial real estate	88	89	126	141	195

Consumer:
Home equity credit line	10	9	8	11	12
1-4 family residential	48	53	58	66	71
Construction and other consumer real estate	3	4	4	5	4
Bankcard and other revolving plans	1	1	1	2	1
Other	1	1	1	1	1
Total consumer	63	68	72	85	89
Total nonaccrual loans	$398	$402	$467	$516	$589

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Commercial:
Commercial and industrial	$1	$15	$2	$2	$5
Leasing	(1)	—	—	—	—
Owner occupied	2	1	2	3	5
Municipal	—	—	—	—	—
Total commercial	2	16	4	5	10

Commercial real estate:
Construction and land development	(2)	(3)	(1)	(3)	(3)
Term	7	5	3	(2)	5
Total commercial real estate	5	2	2	(5)	2

Consumer:
Home equity credit line	—	—	1	2	2
1-4 family residential	1	—	1	3	3
Construction and other consumer real estate	(1)	—	—	1	(1)
Bankcard and other revolving plans	2	1	1	—	2
Other	(1)	—	—	—	—
Total consumer loans	1	1	3	6	6
Total net charge-offs	$8	$19	$9	$6	$18

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ZIONS BANCORPORATION
Press Release – Page 14
April 21, 2014

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	March 31, 2014		December 31, 2013		September 30, 2013
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$8,137,123	0.26%	$9,154,232	0.26%	$9,454,131	0.26%
Securities:
Held-to-maturity	587,473	5.65%	770,168	4.75%	778,268	4.73%
Available-for-sale	3,470,983	2.48%	3,230,152	2.17%	3,071,039	2.22%
Trading account	58,543	3.34%	43,063	3.39%	25,959	3.21%
Total securities	4,116,999	2.95%	4,043,383	2.68%	3,875,266	2.73%

Loans held for sale	157,170	3.61%	119,671	3.73%	131,652	3.70%

Loans [1]:
Loans and leases	38,805,192	4.30%	38,259,795	4.41%	37,818,273	4.43%
FDIC-supported loans	319,695	29.35%	363,982	36.88%	405,316	20.52%
Total loans	39,124,887	4.51%	38,623,777	4.72%	38,223,589	4.60%
Total interest-earning assets	51,536,179	3.71%	51,941,063	3.77%	51,684,638	3.66%
Cash and due from banks	1,040,906		1,026,814		976,159
Allowance for loan losses	(745,671)		(790,361)		(810,290)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	35,072		38,137		41,751
Other assets	2,552,965		2,470,837		2,608,252
Total assets	$55,433,580		$55,700,619		$55,514,639

LIABILITIES
Interest-bearing deposits:
Savings and money market	$22,908,201	0.16%	$22,972,978	0.16%	$22,982,998	0.17%
Time	2,560,283	0.49%	2,642,104	0.50%	2,749,985	0.56%
Foreign	1,751,910	0.20%	1,796,912	0.20%	1,675,256	0.20%
Total interest-bearing deposits	27,220,394	0.19%	27,411,994	0.20%	27,408,239	0.21%
Borrowed funds:
Federal funds and other short-term borrowings	249,043	0.11%	271,501	0.11%	260,744	0.11%
Long-term debt	2,237,457	6.93%	2,352,748	7.47%	2,198,752	7.81%
Total borrowed funds	2,486,500	6.25%	2,624,249	6.71%	2,459,496	7.00%
Total interest-bearing liabilities	29,706,894	0.70%	30,036,243	0.77%	29,867,735	0.77%
Noninterest-bearing deposits	18,557,992		18,842,097		18,179,584
Other liabilities	569,361		584,887		591,735
Total liabilities	48,834,247		49,463,227		48,639,054
Shareholders’ equity:
Preferred equity	1,003,970		1,003,970		1,685,512
Common equity	5,595,363		5,233,422		5,190,073
Total shareholders’ equity	6,599,333		6,237,392		6,875,585
Total liabilities and shareholders’ equity	$55,433,580		$55,700,619		$55,514,639

Spread on average interest-bearing funds		3.01%		3.00%		2.89%

Net yield on interest-earning assets		3.31%		3.33%		3.22%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 15
April 21, 2014

GAAP to Non-GAAP Reconciliation
(Unaudited)

Tangible Return on Average Tangible Common Equity
	Three Months Ended
(Amounts in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Net earnings (loss) applicable to common shareholders (GAAP)	$76,190	$(59,437)	$209,707	$55,385	$88,324

Adjustments, net of tax:
Amortization of core deposit and other intangibles	1,827	2,046	2,268	2,391	2,425
Net earnings (loss) applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$78,017	$(57,391)	$211,975	$57,776	$90,749

Average common equity (GAAP)	$5,595,363	$5,233,422	$5,190,073	$5,102,082	$4,990,317
Average goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles	(35,072)	(38,137)	(41,751)	(45,262)	(49,069)
Average tangible common equity (non-GAAP) (b)	$4,546,162	$4,181,156	$4,134,193	$4,042,691	$3,927,119

Number of days in quarter (c)	90	92	92	91	90
Number of days in year (d)	365	365	365	365	365

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	6.96%	(5.45)%	20.34%	5.73%	9.37%

This press release presents the non-GAAP financial measure previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measure provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. This non-GAAP financial measure is used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting this non-GAAP financial measure will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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